EXHIBIT 16.1

SCHUMACHER & ASSOCIATES, INC.
Certified Public Accountants
7931 S. Broadway, #314
Littleton, CO 80122
(303) 480-5037   FAX (303) 379-5394

December 30, 2009

United States Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N. W.
Washington D.C. 20549

Re:      Reliability Incorporated

Dear Sirs/Madams:

The undersigned Schumacher & Associates, Inc. previously acted as independent accountants to audit the financial statements of Reliability Incorporated. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Reliability Incorporated’s statements included under Item 4 of its Form 8-K filed on or about December 30, 2009, and we agree with such statements as they relate to us, except that we have no basis to agree or disagree with the statement regarding the board’s approval to dismiss our firm, and with the other statements of the Company in the remainder of the Current Report on Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

Schumacher & Associates, Inc.